UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

current report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 17, 2008
(Date of Report (Date of Earliest Event Reported))

SOVRAN SELF STORAGE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Other Jurisdiction Of Incorporation)	1-13820 (Commission File Number)	16-1194043 (I.R.S. Employer Identification Number)

6467 Main Street
Williamsville, New York 14221
(Address of Principal Executive Offices)

(716) 633-1850
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2008, Sovran Self Storage, Inc. (the "Company"), through action of the Compensation Committee of the Company's Board of Directors (the "Committee"), made long term incentive awards to the Company's Chief Executive Officer, Chief Operating Officer and Chief Financial Officer by grant of stock options and restricted stock under the terms of the Company's 2005 Award and Option Plan.

Details of such actions are set forth below:

Officer	Stock Option Awards[1]	Restricted Stock Awards[2]
Robert J. Attea, Chief Executive Officer	55,359 shares	6,263 shares
Kenneth F. Myszka, Chief Operating Officer	53,902 shares	6,099 shares
David L. Rogers, Chief Financial Officer	53,902 shares	6,099 shares

(1)	Expire June 17, 2018; exercisable at price of $43.75 per share, the fair market value of the Company's common stock on date of award; vest 12.5% per year over 8 years.
(2)	Vest 12.5% per year over 8 years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 19, 2008	SOVRAN SELF STORAGE, INC. By /s/ DAVID L. ROGERS Name: David L. Rogers Title: Chief Financial Officer